EXIT AGREEMENT

This EXIT AGREEMENT (the "**Agreement**") is dated as of February 20, 2006 and is entered into by and among **CHAD D. LEE ("Lee")**, with an address of 61-12411 Jack Bell Drive, Vancouver, B.C. Canada V6V 2S5, **NETGAIN MANAGEMENT SOLUTIONS, INC. ("Netgain")**, a British Columbia corporation with an address in care of Lee, and **MOVENTIS CAPITAL, INC.** (the "**Company**"), a Delaware corporation with an address of Suite 304, 1959 – 152nd Street, White Rock, B.C. Canada V4A 9P3.

RECITALS

A. At the date of this Agreement, Lee is the President and a director of the Company;

B. Lee owns 4,000,000 common shares in the capital of the Company, while Netgain owns 850,000 common shares in the capital of the Company (collectively, the **"Lee Shares"**);

C. Lee owns all of the issued and outstanding shares of Netgain;

D. The Company is indebted to Netgain and to Lee in the aggregate amount of approximately $27,660 (the **"Loan"**); and

E. The Company, Netgain and Lee have negotiated the terms of this agreement in order to provide for the orderly transition of management of the Company from Lee, among others, to Blake Ponuik, Walter Kloeble and Fraser Atkinson, among others, and the repayment by the Company of the Loan to Lee and to Netgain.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Lee, Netgain and the Company do hereby agree as follows:

1. DEPOSIT OF STOCK AND REMOVAL OF LEGENDS

1.1 Prior to the Effective Date (as hereinafter defined), Lee shall deliver to the Company's transfer agent (the **"Transfer Agent"**) his Share Certificate No. 1219 (**"Certificate 1219"**) evidencing Lee's ownership of 2,500,000 of the Lee Shares (the **"1219 Shares"**), together with instructions from the Company to the Transfer Agent directing the Transfer Agent to:

(a) cancel Certificate No. 1219;

(b) issue and immediately deliver to Clark Wilson, LLP, attention Ethan Minsky, two new share certificates evidencing the 1219 Shares (collectively, the **"New Certificates"**), as follows:

(i) a share certificate (the **"First Certificate"**) in Lee's name and evidencing Lee's ownership of 1,150,000 of the Lee Shares (the **"First Certificate Shares"**),

D/EPM/821096.3

(ii) a share certificate (the **"Second Certificate"**) in Lee's name and evidencing Lee's ownership of 1,350,000 of the Lee Shares (the **"Second Certificate Shares"**),

(c) None of the First Certificate and/or the Second Certificate (collectively, the **"New Certificates"**) shall bear any legend or other evidence of any restriction on transfer.

1.2 Prior to the Effective Date, Lee shall deposit his Share Certificates No. 1381, 1448 and Netgain's share certificate No. 1477 (collectively, the **"Current Certificates"**) with Clark Wilson, LLP.

1.3 Clark Wilson, LLP, a Vancouver, B.C. law firm, shall hold and deliver the New Certificates and the Current Certificates pursuant to the terms of this Agreement.

1.4 The parties to this Agreement acknowledge that both Lee and Netgain are 'affiliates' of the Company, as that term is defined in Rule 144(a)(1) promulgated under the Securities Act of 1933 (the **"1933 Act"**), and that the Lee Shares therefore constitute "restricted securities" as defined in Rule 144(a)(3). Both Lee and Netgain will cease to be "affiliates" of the Company upon the later to occur of:

(a) the date that Lee resigns from all offices held with, and his seat on the Board of Directors of, the Company; and

(b) the date upon which the number of common shares of the Company beneficially owned by Lee falls below ten percent of the total number of issued and outstanding common shares of the Company,

and the Company acknowledges that the Lee Shares shall cease to be 'restricted securities' ninety days after the date upon which Lee ceases to be an affiliate of the Company.

2. STOCK POWERS

2.1 Prior to the Effective Date Lee shall deliver to Clark Wilson, LLP four executed stock powers (the **"Stock Powers"**), each executed with the formality required by the Company's transfer agent. The Stock Powers shall consist of:

(a) one stock power (the **"First Power"**) shall purport to effect the transfer of the First Certificate Shares,

(b) one stock power (the **"1381 Power"**) shall purport to effect the transfer of the Lee Shares represented by Certificate No. 1381 (the **"1381 Shares"**),

(c) one stock power (the **"1448 Power"**) shall purport to effect the transfer of the Lee Shares evidenced by Certificate No. 1448 (the **"1448 Shares"**), and

(d) one stock power (the **"1477 Power"**) shall purport to effect the transfer of the Lee Shares owned by Netgain and represented by Certificate 1477 (the **"1477 Shares"**).

3. **RETURN TO TREASURY ORDERS**

3.1 Prior to the Effective Date, the Company shall deliver to Clark Wilson, LLP four executed but undated return to treasury orders (collectively, the **"Return To Treasury Orders"**). One of these shall effect the return to treasury of the First Certificate Shares (the **"First Return To Treasury Order"**), one shall effect the return to treasury of the 1381 Shares (the **"1381 Return To Treasury Order"**), one shall effect the return to treasury of the 1448 Shares (the **"1448 Return To Treasury Order"**) and one shall effect the return to treasury of the 1477 Shares (the **"1477 Return To Treasury Order"**). Also on the Effective Date the Company shall deliver to Clark Wilson written instruction authorizing it to date each of the Return To Treasury Orders as at the date it is to be delivered to the Transfer Agent pursuant to the terms of this Agreement.

3.2 Clark Wilson, LLP shall hold and deliver the Return To Treasury Orders pursuant to the terms of this Agreement.

4. **EFFECTIVE DATE**

4.1 The date upon which Clark Wilson LLP is in receipt of all of the New Certificates, the Current Certificates, the Stock Powers and the "First Payment" (as defined in Section 6, below) shall be the **"Effective Date"** of this Agreement. On the Effective Date, Clark Wilson, LLP will send notice to Lee and the Company specifying the Effective Date.

4.2 If the Effective Date has not occurred on or before March 10, 2006, then each party hereto shall be relieved of further obligation hereunder except that the Company's release of Lee and Netgain, as stated in Section 5 of this Agreement, shall be effective. In such event, the parties shall be returned to their original positions to the extent that this can be effected; Clark Wilson, LLP shall return the New Certificates, the Current Certificates and the Stock Powers to Lee and Netgain.

5. **RELEASE**

5.1 The Company, for itself and its successors and all persons entitled to make any subrogated claims on their behalf or in their name or names (all of whom are hereinafter collectively referred to as the **"Company Releasors"**), for and in consideration of the covenants and agreements of Lee and Netgain included in this Agreement, have remised, released and forever discharged and do hereby remise, release, forever discharge, hold harmless and indemnify Lee and Netgain and all of their respective past or present heirs, executors, administrators, employees, officers, directors, solicitors, agents, successors and assigns (all of whom are hereinafter collectively referred to as the **"Lee Releasees"**), of and from any and all manner of actions, cause and causes of action, suits, debts, sums of money, dues, expenses, general damages, special damages, costs, claims and demands of any and every kind and nature whatsoever (including all types of subrogated claims and claims for indemnity or contribution), at law or in equity, or under any statute, which

against the Lee Releasees or any of them, the Company Releasors, any of them or any one else claiming through them or in their name ever had, now have or which they hereafter may have, for or by reason of any matter, cause or thing whatsoever existing up to the present time, excepting only those matters to which Lee or Netgain have expressly agreed in this Agreement.

5.2 Each of Lee and Netgain, for himself or itself and his or its successors and all persons entitled to make any subrogated claims on their behalf or in their name or names (all of whom are hereinafter collectively referred to as the **"Lee Releasors"**), for and in consideration of the covenants and agreements of the Company included in this Agreement, have remised, released and forever discharged and do hereby remise, release, forever discharge, the Company and all of its respective past or present employees, officers, directors, solicitors, agents, successors and assigns (all of whom are hereinafter collectively referred to as the **"Company Releasees"**), of and from any and all manner of actions, cause and causes of action, suits, debts, sums of money, dues, expenses, general damages, special damages, costs, claims and demands of any and every kind and nature whatsoever (including all types of subrogated claims and claims for indemnity or contribution), at law or in equity, or under any statute, which against the Company Releasees or any of them, the Lee Releasors, any of them or any one else claiming through them or in their name ever had, now have or which they hereafter may have, for or by reason of any matter, cause or thing whatsoever existing up to the present time, excepting only those matters to which the Company has expressly agreed in this Agreement.

6. LOAN REPAYMENTS

6.1 On or before the Effective Date, the Company shall deliver to Clark Wilson LLP the amount of $13,830 (the **"First Payment"**) in the form of a bank draft, certified cheque or wire transfer payable to Clark Wilson LLP in trust for Lee. On the Effective Date, Clark Wilson, LLP shall deliver:

(a) Certificate 1477, the 1477 Power, the 1477 Return To Treasury Order, Certificate 1448, the 1448 Power, the 1448 Return To Treasury Order and Certificate 1381, the 1381 Power and the 1381 Return To Treasury Order to the Transfer Agent for return to Treasury, and

(b) the amount of the First Payment, less any fees owed to Clark Wilson, LLP, to Lee.

6.2 On or before the day that is 90 days after the Effective Date, the Company shall deliver to Clark Wilson LLP the amount of $13,830 (the **"Second Payment"**) in the form of a bank draft, certified cheque or wire transfer payable to Clark Wilson LLP in trust for Lee. Upon receipt of the Second Payment, Clark Wilson shall deliver:

(a) The First Certificate, the First Power and the First Return To Treasury Order to the Transfer Agent, and

(b) the amount of the Second Payment, less any fees owed to Clark Wilson, LLP, and, on the date that is 90 days after Lee ceases to be an affiliate of the Company, the second certificate, to Lee who shall apportion the amount of the Second Payment between Lee and Netgain proportionate to the portion of the Loan then owned by each.

7. CORPORATE GOVERNANCE

7.1 On the Effective Date or on such earlier date as Lee may elect in his sole discretion, Lee shall deliver to the Company a duly executed resignation from his office as President and as a member of the Board of the Company, effective at the Effective Date or on such earlier date as Lee may elect in his sole discretion.

7.2 For so long as any of Lee Shares are held by Clark Wilson, LLP pursuant to this Agreement, they shall continue to be registered in the name of Lee on the share register of the Company and only Lee shall have the right to vote them.

8. DEFAULT

8.1 If the Company fails to timely deliver the Second Payment, Clark Wilson LLP shall deliver the Second Certificate, , the First Certificate, and the First Power to Lee on the date that is 90 days after Lee ceases to be an affiliate of the Company, and shall simultaneously destroy the First Return to Treasury Order.

9. REPRESENTATIONS AND WARRANTIES OF LEE AND NETGAIN

Lee and Netgain hereby make the following representations and warranties to the Company as of the date hereof and immediately prior to the Closing Date:

9.1 Lee has the power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Lee and constitutes his valid and binding agreement, enforceable against Lee in accordance with its terms.

9.2 Netgain has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Netgain and constitutes its valid and binding agreement, enforceable against Netgain in accordance with its terms.

9.3 Lee and Netgain between them have good title to the Lee Shares, free and clear of any liens, charges and encumbrances. There are no voting trust agreements, stockholders agreements, proxies or other contracts, including any contracts restricting or otherwise relating to voting, dividend rights or disposition of the Lee Shares.

9.4 No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Lee Shares.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

10.1 The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

10.2 The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.

10.3 This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

10.4 The execution, delivery and performance of the this Agreement by the Company and the consummation by the Company of the other transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal, state and provincial securities laws and regulations), or by which any property or asset of the Company is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company is bound or to which any property or asset of the Company is bound or affected.

11. MISCELLANEOUS

11.1 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

11.2 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

11.3 Further Assurances. Each party will, at his or its sole cost and expense, execute and deliver to any other party, as requested, all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the requesting party or its counsel are necessary to give full effect to the provisions and intent of this Agreement.

11.4 Proper Law. This Agreement will be governed by and construed in accordance with the law of British Columbia.

11.5 Time of Essence. Time is of the essence of this Agreement.

11.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties with the exception of that certain Indemnity Agreement dated as of December 1, 2005, between the Company and Lee. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

11.7 All dollar amounts referred to in this Agreement are in lawful money of the United States.

12. INDEPENDENT LEGAL ADVICE

12.1 Separate Counsel. Each party hereby expressly acknowledges that Clark Wilson LLP represents only Lee. Each of the Company and Netgain acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that Clark Wilson LLP has not acted and is not acting as counsel to either of them in connection with this Agreement or the matters set forth herein. Each of the parties agrees and consents to Clark Wilson, LLP acting as specified in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SIGNED by **CHAD D. LEE** in the presence of:

[signature]
Signature
MAUREEN HANNA
Print Name
501 - 777 W. BROADWAY
Address
VANCOUVER, B.C.

ACCOUNTANT
Occupation

[signature]
CHAD D. LEE

MOVENTIS CAPITAL, INC.

Per: [signature]
Authorized Signatory
Name: Marlene Schluke
Title: CORPORATE SECRETARY / TREASURER DIRECTOR

NETGAIN MANAGEMENT SOLUTIONS, INC.

Per: [signature]
Authorized Signatory
Name: CHAD LEE
Title: PRESIDENT.

[initials]

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